Exhibit A-2(a)

                                              CUSIP NO. 29364JAA5

No. 1


                 ENTERGY LONDON INVESTMENTS plc

8 5/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES, SERIES A


           ENTERGY LONDON INVESTMENTS plc, a public limited company incorporated and existing under the laws of England and Wales (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to bearer, the principal sum of THREE HUNDRED AND THREE MILLION THIRTY THOUSAND THREE HUNDRED AND TWENTY-FIVE Dollars, and to pay interest on said principal sum, from and including, November 19, 1997 or from, and excluding, the most recent Interest Payment Date through which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December
31, 1997 at the rate of 8 5/8% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Securities of this series will accrue from, and including, November 19, 1997 through the first Interest Payment Date, and thereafter will accrue, from, and excluding, the last Interest
Payment Date through which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date. Interest that is in arrears for more than one quarter will bear additional interest (to the extent permitted by law) at the rate of 8 5/8% per annum thereof, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments in arrears and Additional Amounts (as defined below) and Additional Interest, as applicable. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the bearer hereof. Any such interest not so punctually paid or duly provided for will be payable to the bearer hereof at the time of payment.

           All payments of principal and interest in respect of the Securities of this series shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom (the "UK") or by or within any political subdivision thereof or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In the event of any such withholding or deduction the Company shall pay Additional Amounts (as defined in, and subject to the limitations and qualifications set forth in, the Certificate (as herein defined)).

           Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York against, in the case of interest, receipt therefor in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto under the Indenture; and provided, further, that payment of the principal of this Debenture shall be made only upon surrender thereof to the Trustee. Payments of any interest on this Debenture may also be made, in the case of a Holder of at least US $1,000,000 aggregate principal amount of Debentures of this series, by wire transfer to a United States Dollar account maintained by the payee with a bank in the United States; provided that such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

           Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              ENTERGY LONDON INVESTMENTS plc



                              By: /s/ Steven C. McNeal
                                   Name: Steven C. McNeal
                                   Title: Assistant Treasurer


ATTEST:


 /s/ William J. Regan, Jr.

                 CERTIFICATE OF AUTHENTICATION


Dated: November 19, 1997

           This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              THE BANK OF NEW YORK, as Trustee


                              By: /s/ Walter N. Gitlin
                                 Authorized Signatory

             REVERSE OF 8 5/8% JUNIOR SUBORDINATED
            DEFERRABLE INTEREST DEBENTURE, SERIES A

           This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1997 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on November 19, 1997 (herein called the "Certificate") creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $303,030,325.

          The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at any time on or after November 19, 2002 as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest, to, but not including, the redemption date (herein called the "Redemption Price"), but interest installments whose Stated Maturity is on or prior to such redemption date will be payable to the bearer of such Security, all as provided in the Indenture.

           The Securities of this series will also be redeemable at the option of the Company if a Tax Event or an Investment Company Event shall occur and be continuing, in whole but not in part on any date within 90 days of the occurrence of such Tax Event or Investment Company Event, at the Redemption Price, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture. "Tax Event" means the receipt by Entergy London Capital, L.P., a Delaware limited liability partnership (the "Partnership"), or the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States, the UK or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after November 12, 1997, there is more than an insubstantial risk that (i) the Partnership is, or will be within 90 days of the date thereof, subject to United
States Federal income tax or UK tax with respect to income received or accrued on the Securities of this series, (ii) interest payable by the Company on the Securities of this series is treated as a distribution within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the UK or in any other manner is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for UK corporation income tax purposes, or (iii) the Partnership is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the Partnership is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which change in law becomes effective on or after November 12, 1997.

           If (a) the Company satisfies the Trustee prior to the giving of a notice as provided below that it has or will become obligated to pay Additional Amounts with respect to the Securities of this series as a result of either (x) any change in, or amendment to, the laws or regulations of the UK or any political subdivision or any authority or agency thereof or therein having power to tax or levy duties, or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after November 12, 1997 or (y) the issuance of registered Securities of this series pursuant to the first sentence or clause (i) or (ii) of the third sentence of paragraph (15(b)) of the Certificate and (b) such obligation cannot be avoided by the Company taking reasonable measures available to it, the Company may, at its option, on giving not more that 60 or less that 30 days' notice to the Holders, redeem, as a whole but not in part, the Securities of this series at the Redemption Price; provided, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities of this series then due.

           In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued to the bearer hereof upon the cancellation hereof.

           The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

           If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

           As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

           No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

           So long as the Company is not in default under the Indenture the Company has the right, at any time and from time to time during the term of the Securities of this series, to defer indefinitely the payment of interest. However, until all deferred interest payments, together with interest thereon at the annual rate of 8 5/8%, compounded quarterly, to the extent permitted by applicable law, have been paid in full, or (A) there shall have occurred and be continuing a payment default pursuant to Section 801(a) or 801(b) of the Indenture (whether before or after expiration of any period of grace) or an Event of Default under the Indenture or (B) the Company shall be in default with respect to its payment or other obligations under the Guarantee, the Company may not, directly or indirectly (i) declare or pay any dividends or distributions, on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank pari passu with or junior in interest to the Securities of this series (including other Securities issued under the Indenture), (iii) make any guarantee payments with respect to any guarantee if such guarantee ranks pari passu with or junior in interest to the Securities of this series, or (iv) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any of its debt securities held by any affiliate, or make any loans or advances to, or make payments on any guarantee of the debt of, any affiliate, in each case other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Company's common stock and exchanges or conversions of common stock of one class for common stock of another class, (b) payments by the Company under the Guarantee (or any other guarantee by the Company with respect to any securities of any of its subsidiaries, provided that the proceeds from the issuance of such securities were used to purchase junior subordinated deferrable interest debentures of the Company), and (c) any dividend or payment by the Company which is applied, directly or indirectly, to the payment of (x) principal of or interest or premium, if any, on Acquisition Debt (as defined in the
Certificate) as and when due in accordance with the terms thereof, and (y) and UK Tax Payments (as defined in the Certificate).

           The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

           As provided in the Indenture, the Company shall not be required to make transfers or exchanges of Securities of this series for a period of 15 days immediately preceding the date of the mailing of any notice of redemption of such Securities and the Company shall not be required to make transfers or exchanges of any Securities of this series so selected for redemption in whole or in part (except the unredeemed portion of thereof).

            No   service  charge  shall  be  made  for  any  such
registration of transfer or exchange, but the Company may require
payment   of  a  sum  sufficient  to  cover  any  tax  or   other
governmental charge payable in connection therewith.

           The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer hereof as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.